UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2015

MITEL NETWORKS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Canada	001-34699	98-0621254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Legget Drive

Ottawa, Ontario K2K 2W7

(Address of Principal Executive Offices) (Zip Code)

(613) 592-2122

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment No.2 to Agreement and Plan of Merger

On April 20, 2015, Mitel Networks Corporation, a Canadian corporation and the registrant (“Mitel”), Mavenir Systems, Inc., a Delaware corporation (“Mavenir”), and Roadster Subsidiary Corporation, a Delaware corporation and wholly-owned subsidiary of Mitel, entered into an amendment to the agreement and plan of merger, dated as of February 28, 2015, as amended by Amendment No. 1 dated as of April 10, 2015, in connection with Mitel’s pending acquisition of Mavenir, pursuant to which the parties have agreed to: (i) reduce the amount of the Termination Fee payable by Mavenir in certain circumstances from approximately $20.6 million to $8.4 million; (ii) reduce the period during which Mitel has the right to respond to or match any Superior Proposal from four Business Days to one Business Day, after which time Mavenir’s Board of Directors may make a Company Adverse Recommendation Change, subject to the additional terms and conditions of the agreement and plan of merger; and (iii) eliminate Mavenir’s obligations to provide notice to Mitel within 24 hours and to extend the “matching period” in the event that any Superior Proposal is subsequently modified in a material way. The foregoing description of the amendment to the agreement and plan of merger is not complete and is qualified in its entirety by reference to the full text of the amendment to the agreement and plan of merger, which is filed as Exhibit 10.1 hereto and incorporated herein by reference. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the agreement and plan of merger, as amended.

Waiver of Tender Obligations under Tender Support Agreements

On April 20, 2014, Mitel and Roadster Subsidiary Corporation executed letters (each, a “Waiver Letter”) addressed to each of North Bridge Venture Partners, Austin Ventures VIII, L.P., Alloy Ventures 2005, L.P. and August Capital V Special Opportunities, L.P. (the “Support Agreement Stockholders”), wherein Mitel and Roadster Subsidiary Corporation agreed to waive and release such Support Agreement Stockholders from their respective tender and support obligations under Sections 1.1, 2.1 and 2.6 of their respective tender support agreements. All other provisions of the tender support agreements, including the lock-up provisions applicable to the Support Agreement Stockholders, will continue to apply in the event that the offer and merger are consummated. The foregoing description of the Waiver Letters is not complete and is qualified in its entirety by reference to the full text of the form of Waiver Letter, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 8.01 Other Events.

As previously disclosed in Mitel’s offer to exchange included in its registration statement relating to Mitel’s pending acquisition of Mavenir, two purported stockholder class actions challenging the merger were filed in the Court of Chancery of the State of Delaware (the “Court”). On March 23, 2015, these two actions were consolidated into an action styled In re Mavenir Systems, Inc. Stockholders Litigation, Consol. Case No. 10757-VCP (the “Consolidated Action”). An amended complaint in this action (the “Amended Complaint”) was filed on April 7, 2015.

On April 20, 2015, following expedited discovery, the parties to the Amended Complaint entered into a memorandum of understanding (the “Memorandum of Understanding”) reflecting the terms of an agreement, subject to final approval by the Court and certain other conditions, to settle the Consolidated Action. Pursuant to the Memorandum of Understanding, defendants agreed to, among other things, amend certain provisions of the agreement and plan of merger and waive certain provisions of the tender support agreements as described above in Item 1.01 of this Current Report on Form 8-K.

Additionally, pursuant to the Memorandum of Understanding, Mavenir has agreed to make certain amended and supplemental disclosures to its Solicitation/Recommendation Statement. Mavenir does not admit any wrongdoing and does not admit that the amended and supplemental disclosures are material or required by law to be made. The Memorandum of Understanding further provides that, among other things, (a) the parties will negotiate a definitive stipulation of settlement (the “Stipulation”) and will submit the Stipulation to the Court for review and approval; (b) the

Stipulation will provide for dismissal of the Consolidated Action with prejudice; (c) the Stipulation will include a general release of defendants of claims relating to, among other things, the exchange offer, the merger and the agreement and plan of merger; and (d) the settlement is conditioned on, among other things, consummation of the offer and the merger, completion of confirmatory discovery, class certification and final approval by the Court after notice to Mavenir’s stockholders. The foregoing description of the Memorandum of Understanding is not complete and is qualified in its entirety by reference to the full text of the Memorandum of Understanding, which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Defendants believe that the allegations and claims in the Consolidated Action are without merit and, if the settlement does not receive final approval, intend to defend them vigorously. Defendants are entering into the settlement solely to eliminate the burden and expense of further litigation and to put the claims that were or could have been asserted to rest. The settlement will not affect the timing of the exchange offer or merger or the amount of consideration to be paid in the exchange offer or the merger.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amendment No. 2 to the Agreement and Plan of Merger, dated as of April 20, 2015, by and among Mavenir Systems, Inc., Mitel Networks Corporation and Roadster Subsidiary Corporation

10.2	Form of Waiver Letter, dated April 20, 2015, executed by Mitel Networks Corporation and Roadster Subsidiary Corporation and addressed to the other parties to the Tender Support Agreements

99.1	Memorandum of Understanding, dated April 20, 2015, by and among the parties to the Consolidated Action

Forward Looking Statements

Some of the statements in this Current Report on Form 8-K are forward-looking statements (or forward-looking information) within the meaning of applicable U.S. and Canadian securities laws. These include statements using the words believe, target, outlook, may, will, should, could, estimate, continue, expect, intend, plan, predict, potential, project and anticipate, and similar statements which do not describe the present or provide information about the past. There is no guarantee that the expected events or expected results will actually occur. Such statements reflect the current views of management of Mitel and are subject to a number of risks and uncertainties. These statements are based on many assumptions and factors, including general economic and market conditions, industry conditions, operational and other factors. Any changes in these assumptions or other factors could cause actual results to differ materially from current expectations. All forward-looking statements attributable to Mitel, or persons acting on its behalf, and are expressly qualified in their entirety by the cautionary statements set forth in this paragraph. Undue reliance should not be placed on such statements. In addition, material risks that could cause actual results to differ from forward-looking statements include: the inherent uncertainty associated with financial or other projections; the integration of Mavenir and the ability to recognize the anticipated benefits from the acquisition of Mavenir; the ability to obtain required regulatory approvals for the exchange offer and merger, the timing of obtaining such approvals and the risk that such approvals may result in the imposition of conditions that could adversely affect the expected benefits of the acquisition of Mavenir; the risk that the conditions to the exchange offer or merger are not satisfied on a timely basis or at all and the failure of the exchange offer or merger to close for any other reason; risks relating to the value of the Mitel common shares to be issued in connection with the exchange offer and merger; the anticipated size of the markets and continued demand for Mitel and Mavenir products and the impact of competitive products and pricing that could result from the announcement of the acquisition of Mavenir; access to available financing on a timely basis and on reasonable terms, including the refinancing of Mitel’s debt to fund the cash portion of the consideration in connection with the exchange offer and merger; Mitel’s ability to achieve or sustain profitability in the future since its acquisition of Aastra; fluctuations in quarterly and annual revenues and operating results; fluctuations in foreign exchange rates; current and ongoing global economic instability, political unrest and related sanctions; intense competition; reliance on channel partners for a significant component of sales; dependence upon a small number of outside contract manufacturers to manufacture products; and, Mitel’s ability to implement and achieve its business strategies successfully. Additional risks are described under the heading “Risk Factors” in Mitel’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 26, 2015, and in Mavenir’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 3, 2015. Forward-looking statements speak only as of the date they are made. Except as required by law, Mitel does not have any intention or obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

Additional Information

This announcement is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Mavenir common stock, nor is it a substitute for the registration statement and exchange offer materials that Mitel and its acquisition subsidiary have filed with the U.S. Securities and Exchange Commission (the “SEC”). Mitel and its acquisition subsidiary have filed exchange offer materials on Schedule TO and a registration statement with the SEC, and Mavenir has filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the exchange offer. The exchange offer materials (including a Prospectus/Offer to Exchange, a related Letter of Transmittal and certain other offer documents) and the Solicitation/Recommendation Statement contain important information. Holders of shares of Mavenir common stock are urged to read these documents because they contain important information that holders of Mavenir common stock should consider before making any decision regarding tendering their shares. The Prospectus/Offer to Exchange, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, are available to all holders of shares of Mavenir common stock at no expense to them. The exchange offer materials and the Solicitation/Recommendation Statement are available for free at the SEC’s web site at www.sec.gov. Copies of these documents are also available free of charge on Mitel’s website at investor.Mitel.com or by contacting Mitel’s Investor Relations Department at 469-574-8134. Copies of the documents filed with the SEC by Mavenir are available free of charge on Mavenir’s website at www.investor.mavenir.com or by contacting Mavenir’s Investor Relations Department at 469-916-4393x5080.

In addition to the Prospectus/Offer to Exchange, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, Mitel and Mavenir file annual, quarterly and special reports and other information with the SEC. You may read and copy any reports or other information filed by Mitel or Mavenir at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Mitel’s and Mavenir’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2015

MITEL NETWORKS CORPORATION

By:	/s/ Greg Hiscock
Name:	Greg Hiscock
Title:	General Counsel & Corporate Secretary